SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

AXESSTEL, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was August 25, 2003. The mailing address for purposes of communicating with the Company is 6305 Lusk Boulevard, San Diego, California 92121.

     (b) This Information Statement will be mailed to security holders on or after September 10, 2003.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement.

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement .

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 6,531,471 as of August 25, 2003, of which 3,353,596 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was August 25, 2003.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

DIRECTORS AND NOMINEES FOR DIRECTOR

The Company's Board currently has four (4) members. The Company's management recommended the four current directors for re-election and three (3) Directors listed below for election to the Company's Board of Directors. Each of the nominees has indicated his willingness to serve if elected.

The term of office of each person elected as a Director will continue for the applicable term of such Director's class, or until his successor has been duly elected and qualified.

The following table indicates the name of each nominee/director, the Director's class, and certain information regarding each nominee, including their age, principal occupation or employment, and the year in which each nominee first became a Director of the Company, if such person has previously served on the Company's Board of Directors.

Name of Nominee	Age	Current Position/Office	Position Held Since
Mike Hyung Pyo Kwon	39	Chairman of the Board	July 2000
Satoru Yukie	47	CEO and Director	May 2002
Jin Yong Kim	38	EVP and Director	July 2000
Hong Joon Chough	37	CFO and Director	June 2001
Seung Taik Yang	63	Director	August 2003
Jai Bhagat	56	Director	August 2003
Kwang Ho Lee	43	Director	August 2003

Mike Hyung Pyo Kwon, Age 39,  Chairman of the Board

An experienced and seasoned wireless veteran, Mr. Mike Kwon founded Axesstel in 2000 with one goal: to enable the average citizen- wherever they may be - to access next generation services, such as the Internet, via their wireless devices.  Mr. Kwon became chairman of Axesstel on the date of inception. Prior to that time, he was Executive Vice President for NeoPoint in charge of the sales & marketing activities.

Satoru Yukie, 47, Chief Executive Officer

As CEO and president of Axesstel Inc., Mr. Satoru Yukie oversees all aspects of the company including the development, manufacturing and marketing of products. Before joining Axesstel, Inc., Mr. Yukie held several executive positions with Sony Japan, Sony Electronics Inc. and Sony Corporation of America from 1980 through 2001.  Over the past 20 years, he was in charge of various diverse business units in the consumer electronics and telecommunications industries, including strategic business planning, international business development, marketing, product management and sales management. Continually surpassing company's expectations, he was responsible for successfully introducing the first CDMA phones to numerous countries worldwide. From 2001 to 2002, Mr. Yukie was CEO of Accetio, Inc., where he was responsible for spearheading company's broadband wireless terminal and gateway solution strategy. He is a seasoned executive, having negotiated and completed more than 20 definitive agreements with major global corporations, network operators and advanced technology development companies over the span of his impressive career.  Mr. Yukie earned a bachelor's degree in engineering with a specialization in control engineering from Sophia University in Tokyo and completed MBA in the United States and accepted his CEO position at Axesstel, Inc. in May of 2002

Jin Yong Kim, 38, Chief Strategy Officer and Executive Vice President

Mr. Jason Kim is responsible for overall coordination of Axesstel's internal functions as well as logistical planning of product cycle development. His role is to plan the Axesstel operation so that it can run smoothly from sales in the US to production in Korea. His oversight of process evaluation during product sampling and manufacturing ensures that Axesstel's product to market cycle is reached as uniformly and economically as possible. Prior to joining Axesstel in 2000, Mr. Kim worked for SK Telecom  of Korea from 1995 to 1999 and HanHwa Information Systems of Korea where he was employed from 1989 to 1995. Mr. Kim received his Bachelor of Arts in electronic engineering from Kon-kook University in Korea.

Hong Joon Chough, 37, Chief Financial Officer

Mr. John Chough is responsible for all the financial activities and overall corporate strategy development of Axesstel Inc. Mr. Chough brings to Axesstel years of experience from Bain & Company, where he worked from 1996 to 2000 specializing in telecom and financial sector consultancy. He also served as Chief Operating Officer of ISOFT Corporation, a Korea based mobile Internet solutions and applications company in 2000, and worked for Hyundai Securities Co.'s international division, leading the equity sales for the North America region. Mr. Chough earned his Bachelor of Arts with distinction in economics and mathematics from Cornell University and his Masters of Business Administration with concentrations in finance and international business from Columbia University.

Seung Taik Yang, 63, Director

 In 1961, Dr. Seung Taik Yang received his B.S. degree in Electrical Engineering from  Seoul National University. In 1968, he received his M.S. degree in Electrical Engineering, from Virginia Polytechnic Institute and, in 1976,  he received his PhD in Electrical Engineering from Polytechnic Institute of Brooklyn. From October 1981 to May 1986, he served as the Executive Director of TDX Development Division, Electronics and Telecommunications Research Institute (ETRI). From May 1986 to February 1989, he served as  President of Korea Informatics Telesis. From February 1989 to April 1992, he served as President of the Korea Telecommunications Authority International.  He has served as  Chancellor (1992) and President (From 1998 - March 2001) of the Korea Information and Communication University and since 2001, he has served as the Minister of Information and Communication.

Jai Bhagat, 56,  Director

Jai P. Bhagat is founder, Chairman and CEO, of AIR2LAN.  AIR2LAN provides broadband Internet access, wireless mobility solutions, and value-added services to small and medium businesses.  Founded in May 2000 by former SkyTel Communications executives, the company began offering its services in its current headquarters in Jackson, MS.  Since its company launch, AIR2LAN now serves five major markets including Jackson, MS; Houston, TX; New Orleans, LA; Memphis, TN; and Montgomery, AL.  Satellite markets include Vicksburg, MS; Yazoo City, MS; Greenwood, MS; Greenville, MS; and West Memphis, AR.  Previous to this, Mr. Bhagat was a co-founder of SkyTel  Communications, Inc. and served as its Vice Chairman and CEO prior to its recent merger with MCI WorldCom.

 Mr. Bhagat is a past Chairman of "License Exempt" sector of Wireless Communications Association International (WCA), a national trade association representing the broadband wireless industry.  Mr. Bhagat has served as Chairman as well as a board member of both the Personal Communications Industry Association, (PCIA) and American Mobile Satellite Corporation (now Motient).  He currently serves on the boards of several wireless communications based companies.  He serves as Chairman of the Board of SmartSynch, Inc., a wireless data solutions company that enables two-way communications among corporate assets, people devices and systems.

In March 2002, Mr. Bhagat was included on Rutberg & Company's "Wireless Influencers: 2002" list.  Mr. Bhagat was also inducted into the RCR Wireless Hall of Fame for his significant contributions to the wireless industry.  He is a fellow member of the Radio Club of America.  Past industry awards include the PCIA Chairman's Award for significant personal contribution to the development of the industry; the Radio Club Sarnoff Citation for outstanding contribution to the wireless industry; RCR's  Personality of the Year for outstanding contribution to the development of the wireless industry; Mobile Insights, Inc. Mobility Award for outstanding personal achievement; and the Mobility award for development of the SkyTel 2-Way network.

Kwang Ho Lee, 43,  Director

Kenny Lee brings a wealth of accounting expertise and filing experience both in the US as well as in Korea.  This is important as Axesstel has operations in both the United States and Korea. Reconciliation and transfer of Korean operations into the US structure is important for accurate filing. He is a certified public accountant registered in California.

Kenny Lee was the accountant of record for the former public company (Miracom Industries) and has been retained for continuity of accounting and reporting purposes.  Kenny is also a member of the Board of Directors and will oversee the Audit Committee once a new independent audit firm is retained.

Mr. Lee is also CEO of Kenny H Lee CPA Group, Inc.

Since 1993, Mr. Lee has owned and operated a CPA firm with offices located in Los Angeles and Gardena.  He is a noted tax law lecturer having delivered and participated on national FM Seoul Radio "With a Professional" program series.  He was an accounting professor at AM Tech University and Graduate Teaching Assistant at California State University, Los Angeles.

Prior to the formation of KHL CPA Group, he was the Supervisor-Senior Auditor and Senior Tax Specialist for KPMG Peat Marwick, LLP.  During his tenure with KPMG, he was involved in a variety of industries and firms including Security Pacific Bank, California Korea Bank, Korean Exchange Bank, Korea First Bank, Hanil Bank, Nestle and Carnation, Reynolds Aluminum, Daewoo America, Samsung Electronics and Union Food, Inc.

Mr. Lee received his Masters in Accounting and Business Taxation from California State University, Los Angeles.  He also earned a Bachelor of Art in English Literature with honors from Chung Ang University in Seoul Korea and was a member of the Beta Alpha Psi National Accounting Fraternity. He is an active member of the American Institute of C.P.A.s, California Society of CPAs and the Korean CPA society.

BOARD AND COMMITTEE MEETINGS

During the Company's fiscal year ending December 31, 2002, the Board of Directors held a total of five (5) meetings and approved 23 Actions by Written Consent. During that time, no incumbent Director attended fewer than 100% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director).

There are currently no committees of the Board of Directors as the Company does not have sufficient members on the Board that would be classified as independent members. Management is committed to finding additional appropriate knowledgeable independent Board members to assist in the growth of the Company and sit on various board committees. The functions of the Audit and Compensation Committee are: (i) to recommend the engagement of the Company's independent auditors and review with them the plan, scope and results of their audit for each year; (ii) to consider and review other matters relating to the financial and accounting affairs of the Company; and (iii) to review and recommend to the Board of Directors all compensation packages, including the number and terms of stock options, offered to officers and executive employees of the Company. Prior to the establishment of the Audit and Compensation Committee, the entire Board of Directors performed the functions now assigned to this committee.

The three new board members, Kwang Ho Lee, Jai Bhagat, and Seung Taik Yang will form the Company's audit committee.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such Officers, Directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file. The Company's initial registration statement on Form 10-SB became effective on or about January 16, 2000. Management is confident that all filings required are current as of the proxy date.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate annual remuneration of Axesstel's Officers and Directors and the other executive officers for the fiscal year ended December 31, 2002, and for the fiscal years ended December 31, 2001 and December 30, 2000, the Company's most recent and only meaningful fiscal years. All amounts are in U.S. dollars unless otherwise noted.

Name and Principal Position	Year	Annual Compensation			Long-term Compensation			All Other Compensation
		Salary	Bonus	Other Annual Compensation	Awards		Payouts
					Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts

Mike Kwon	2000	110,000	0	0		0
	2001	120,000	0	0		620,439
	2002	165,000	0	0		1,227,171(1)

Satoru Yukie	2000	0	0	0		0
	2001	0	0	0		0
	2002	150,000	0	0		1,294,367(2)

Jason Kim	2000	75,000	0	0		0
	2001	90,000	0	0		299,132
	2002	125,000	0	0		234,315(3)

John Chough	2000	0	0	0		0
	2001	75,000	0	0		172,476
	2002	90,000	0	0		111,098(5)

Bobby Cha	2000	0	0	0		0
	2001	55,000	0	0		110,991
	2002	75,000	0	0		85,432(6)

Note:  Salaries are annualized numbers based on the payment on December 31st of each year. The actual paid amount is less since the company came into existence in July 2000 and the salaries are usually adjusted in the middle of the year.

(1) 104,000 of these options not yet vested

(2) 84,000 of these options not yet vested

(3) 66,500 of these options not yet vested

(4) 30,000 of these options not yet vested

(5) 39,100 of these options not yet vested

(6) 39,100 of these options not yet vested

SB Item 201(d), Release 33-8048 Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(A)	(B)	(C)

Equity Compensation plans approved by security holders	6,053,181	$0.45	562,658

Equity compensation plans not approved by security holders	0	0	0

Total	6,053,181	$0.45	562,658

OPTION GRANTS IN FISCAL YEAR 2002

The following table sets forth the option grants in fiscal year ended December 31, 2002, made to the officers and directors in the Summary Compensation Table above. 1,195,937 stock appreciation rights were granted in fiscal year December 31, 2002. All amounts are in U.S. dollars unless otherwise noted.  All options are being vested over 3 years.

Name	Position	Exercise Price ($/share)	Expiration Date	Number of Securities Underlying the Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2002
Mike Hyung Pyo Kwon	Chairman	$0.60	10 years	104,500	8.74%
Satoru Yukie	CEO	$0.60	10 years	84,000	7.02%
Jin Yong Kim	EVP	$0.07	10 years	167,815	14.03%
Jin Yong Kim	EVP	$0.60	10 years	66,500	5.56%
Craig Hagopian	CMO	$0.60	10 years	30,000	2.51%
Peter Waldo	VP	$0.07	10 years	23,367	1.95%
Peter Waldo	VP	$0.60	10 years	40,000	3.34%
Hong Joon Chough	CFO	$0.07	10 years	71,998	6.02%
Hong Joon Chough	CFO	$0.60	10 years	39,100	3.27%
Sang Cheul Bobby Cha	COO	$0.07	10 years	46,332	3.87%
Sang Cheul Bobby Cha	COO	$0.60	10 years	39,100	3.27%
Duk San Kim	Director	$0.07	10 years	51,328	4.29%
Duk San Kim	Director	$0.60	10 years	27,000	2.26%
Jae Hwan Lee	Director	$0.07	10 years	48,258	4.04%
Jong Heun Park	VP	$2.00	10 years	35,000	2.93%
Jae Hwan Lee	Director	$0.60	10 years	36,000	3.01%

            EMPLOYMENT AGREEMENTS

27 employment agreements were entered into in Fiscal 2002 and an additional 31 employment agreements were entered into in 2003.

CERTAIN TRANSACTIONS

There have been no transactions since the Date of Inception, or proposed transactions, which have materially affected or will materially affect the Company in which any Director, Executive Officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest.

INDEPENDENT PUBLIC ACCOUNTANTS

The company has selected Kenny H. Lee CPA Group, Inc. ("Kenny Lee") as its principal accountant for the current year.  Kenny Lee was the Company's accountant for the fiscal year ended December 31, 2002.

    Audit Fees

During the fiscal year ended December 31, 2002, the Company paid Kenny Lee a total of $30,211.62 as compensation for professional services rendered to the Company for the audit of the company's annual financial statements for the fiscal year then ended and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year.

From January 1, 2003 to the date of this filing, the Company has been billed by Kenny Lee, and has paid $24,000 for the reviews of the financial statements to be included in the Company's Forms 10-QSB for this fiscal year.

    Financial Information Systems Design and Implementation Fees

The Company was not billed for any services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Kenny Lee in this fiscal year or in the fiscal year ended December 31, 2002.

    All Other Fees

There were no other fees billed to the Company by Kenny Lee.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        The Company will reserve an additional 1,000,000 shares of common stock to be issued upon the future conversion of stock options granted at the discretion of the Board of Directors.

       14A Item 12. Modification or Exchange of Securities.

        Not applicable.

       14A Item 13. Financial and Other Information.

       No Applicable.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        Not applicable.

    14A Items 15, 16, 17 and 18 are inapplicable to this information statement.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

           No Applicable.

    14A Item 20. Other Proposed Action.

            The shareholders have ratified the Board of Director's recommendation that the Company submit its common stock for trading on the American Stock Exchange.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXESSTEL, INC.

(Registrant)

By: /s/ Satoru Yukie

       Satoru Yukie, CEO

Dated: September 29, 2003

MATERIAL INCORPORATED BY REFERENCE:

              Annual Report on Form 10KSB, filed April 3, 2003, for the period ending December 31, 2002